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                                                                    Exhibit 10.8

Independent Contractor Agreement with Sharon Clayton dated April 15, 1999

                              SPORTSNUTS.COM, INC.

                        INDEPENDENT CONTRACTOR AGREEMENT

        This Independent Contractor Agreement (this "Agreement") is entered into as of this 15th day of April, 1999, by and between SportsNuts.Com, Inc. a Delaware corporation (the "Company") and Sharon Clayton ("Contractor"), collectively referred to hereinafter as the "Parties" or individually as a "Party."

        WHEREAS, the Company is engaged in the business of creating a sports-based membership organization that provides sports, outdoor, and fitness-related products and services through an Internet portal and through a network of independent sales representatives; and

        WHEREAS, the Company seeks to utilize the services of Contractor to provide marketing research and general business consulting services (hereafter, the "Services") in furtherance of the development and promotion of such membership organization.

        NOW, THEREFORE, In consideration of the foregoing premises and the mutual covenants contained herein, the Parties hereto agree as follows:

1. Services. For a minimum of eighteen (18) hours per week, Contractor agrees to provide the Services as requested by the Company and in accordance with accepted industry practices and guidelines and all applicable federal, state and local laws, rules and regulations. Contractor also agrees to provide the Services pursuant to the guidelines and requirements promulgated by the Company from time to time and provided to Contractor by the Company.

2. Term. This Agreement will become effective on the date stated above, and will continue in effect for one (1) year unless terminated by either Party as provided herein.

3. Obligations of Contractor.

        3.1 Licenses and Education. Contractor shall be responsible for obtaining and maintaining Contractor's professional licenses, and/or certifications, if any, and obtaining any continuing education or certification that is required or is prudent to remain current and knowledgeable in Contractor's field.

        3.2 Taxes. Contractor shall be responsible for paying federal, state and local income, Social Security, unemployment, and all other taxes upon amounts earned by or paid to Contractor pursuant to this Agreement.

        3.3 Expenses. Except as agreed by the Company in writing, Contractor shall be responsible for providing Contractor's own transportation, lodging, meals, insurance, and any and all other employment-related expenses.



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4. Compensation. Unless otherwise set forth in writing and signed by both
Parties, the Company shall pay and Contractor hereby accepts as full compensation for Services rendered hereunder, the following amounts:

        4.1 Cash. The Company agrees to pay Contractor Five Thousand Dollars ($5,000) per month. Payment with respect thereto shall be made on the last day of each month for which Services have been rendered under this Agreement.

        4.2 Grant of Option. Effective as of the date hereof, the Company hereby grants to Contractor an option ("Option") to acquire sixty thousand (60,000) shares of its common stock at an exercise price of $1.00 per share. The Option shall vest in twelve (12) successive equal monthly installments of 5,000 shares each, with the first installment vesting May 15, 1999. The Option or any portion thereof shall expire if not exercised within five (5) years from the date hereof. The Option shall be governed by and shall be subject to the provisions of the Company's 1998 Stock Option Plan ("Plan"). The Company shall prepare and deliver to Contractor a separate grant of the Option in accordance with the Plan in the form attached hereto as Exhibit "A."

5. Termination.

        5.1 Right of Termination. This Agreement may be terminated by either Party, without cause, upon thirty (30) days prior written notice to the other Party. This Agreement may be terminated by the Company for cause at any time and without prior notice. For purposes of this Agreement, "cause" shall include, without limitation, violations by Contractor of the terms of this Agreement or the failure of Contractor to timely fulfill assignments given by management of the Company under this Agreement.

        5.2 Effect of Termination. In the event this Agreement is terminated, all obligations of the Company and all obligations of Contractor shall cease except as provided in Sections 6-16 below. Upon such termination, Contractor or Contractor's representative or estate shall be entitled to receive only such compensation earned or accrued by Contractor under Section 4 above prior to the date of termination, computed pro rata up to and including the date of termination, but shall not be entitled to any further compensation from such date, provided however, that the Company may withhold any amounts under this Agreement as a set-off against damages incurred from Contractor's breach of this Agreement, and that any amounts payable hereunder shall be conditioned upon the receipt by the Company of all Company materials and property from Contractor to which Contractor has been entrusted or of which Contractor is in possession.

6. Covenant Not to Compete

        6.1 Covenant. Contractor hereby agrees that during the term of this Agreement and during the one (1) year period following the termination of this Agreement, Contractor will not directly or indirectly compete (as defined in Section 6.2 below) with the Company in any geographic area in which the Company does or has done business, and will not (i) induce or attempt to induce any employee of the Company to leave the employ of the Company or in any was interfere with the relationship between the Company and any employee thereof,
(ii) hire directly or through another entity any person who was an employee of the Company at any time during the six month period preceding the termination of this Agreement, (iii) induce or attempt to induce any customer, supplier, licensee, or other business relation of the Company to cease doing business with the Company or in any way interfere with the relationship between any such customer, supplier, licensee, or business relation and the Company, or (v) authorize or assist in the taking of any of the foregoing actions by any third party.



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        6.2 Direct and Indirect Competition. As used herein, the phrase
"directly or indirectly compete" shall include owning, managing, operating or controlling, or participating in the ownership, management, operation or control of, or being connected with or having any interest in, as a stockholder, director, officer, employee, contractor, agent, consultant, assistant, instructor, advisor, sole proprietor, partner or otherwise, any business (other than the Company's) which is the same as or competitive with any business conducted or to be conducted by the Company; provided, however, that this prohibition shall not apply to ownership of less than one percent (1%) of the voting stock in companies whose stock is traded on a national securities exchange or in the over-the-counter market.

        6.3 Enforceability. If any of the provisions of this Section 6 is held unenforceable, the remaining provisions shall nevertheless remain enforceable, and the court making such determination shall modify, among other things, the scope, duration, or geographic area of this Section to preserve the enforceability hereof to the maximum extent then permitted by law. In addition, the enforceability of this Section is also subject to the injunctive and other equitable powers of a court as described in Section 10 below.

7. Confidential Information. Contractor acknowledges that during the term of this Agreement, Contractor will develop, discovery, have access to, and become acquainted with technical, financial, marketing, personnel, and other information relating to the present or contemplated products or the conduct of business of the Company which is of a confidential and proprietary nature ("Confidential Information"). Contractor agrees that all files, records, documents, and the like relating to such Confidential Information, whether prepared by him or otherwise coming into Contractor's possession, shall remain the exclusive property of the Company, and Contractor hereby agrees to promptly disclose such Confidential Information to the Company upon request and hereby assigns to the Company any rights which Contractor may acquire in any Confidential Information. Contractor further agrees not to disclose or use any Confidential Information and to use Contractor's best efforts to prevent the disclosure or use of any Confidential Information either during the term of this Agreement or at any time thereafter, except as may be necessary in the ordinary course of performing Contractor's duties under this Agreement. Upon termination of this Agreement for any reason, Contractor shall promptly deliver to the Company all materials, documents, data, equipment, and other physical property of any nature containing or pertaining to any Confidential Information, and Contractor shall not take from the Company's premises, without its prior written consent, any such material or equipment or any reproduction thereof.

8. No Conflicts. Contractor hereby represents that, to the best of Contractor's knowledge, Contractor's performance of all the terms of this Agreement and work as an independent contractor for the Company does not breach any oral or written agreement which Contractor has made prior to the effective date of this Agreement.

9. Equitable Remedies. Contractor acknowledges that Contractor's obligations hereunder are special, unique, and extraordinary, and that a breach by Contractor of certain provisions of this Agreement, including without limitation Sections 6 and 7 above, would cause irreparable harm to the Company for which damages at law would be an inadequate remedy. Accordingly, Contractor hereby agrees that in any such instance the Company shall be entitled to seek injunctive or other equitable relief in addition to any other remedy to which it may be entitled. All of the rights of the Company from whatever source derived, shall be cumulative and not alternative.



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10. Assignment. This Agreement is for the unique personal services of Contractor and is not assignable or delegable in whole or in part by Contractor without the consent of an authorized representative of the Company. This Agreement may be assigned or delegated in whole or in part by the Company and, in such case, the terms of this Agreement shall inure to the benefit of, be assumed by, and be binding upon the entity to which this Agreement is assigned.

11. Waiver or Modification. Any waiver, modification, or amendment of any provision of this Agreement shall be effective only if in writing in a document that specifically refers to this Agreement and such document is signed by the Parties hereto.

12. Independent Contractor. The Parties agree that Contractor is an independent contractor with respect to the Company and that no employment relationship exists between the Parties hereto. Contractor shall use Contractor's own professional discretion in performing the services called for hereunder. As an independent contractor, Contractor shall have no power to act for, bind, or otherwise create or assume any obligation on behalf of the Company, for any purpose whatsoever.

13. Entire Agreement. This Agreement constitutes the full and complete understanding and agreement of the Parties hereto with respect to the subject matter covered herein and supersedes all prior oral or written understandings and agreements with respect thereto.

14. Severability. If any provision of this Agreement is found to be unenforceable by a court of competent jurisdiction, the remaining provisions shall nevertheless remain in full force and effect.

15. Notices. Any notice required hereunder to be given by either Party shall be in writing and shall be delivered personally or sent by certified or registered mail, postage prepaid, or by private courier, with written verification of delivery, or by facsimile transmission to the other Party to the address or telephone number set forth below or to such other address or telephone number as either Party may designate from time to time according to this provision. A notice delivered personally shall be effective upon receipt. A notice sent by facsimile transmission shall be effective twenty-four hours after the dispatch thereof. A notice delivered by mail or by private courier shall be effective on the third day after the day of mailing.

           (a)    To Contractor at:     ________________________
                                        ________________________
                                        ________________________



           (b)    To the Company at:    2255 North University Parkway, Suite 15
                                        Provo, Utah 84604
                                        Attention: Kenneth I. Denos

16. Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah without regard to the conflict of laws. The Parties further agree that proper venue and jurisdiction for any dispute under this agreement shall be the courts in the State of Utah.



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        IN WITNESS WHEREOF, Contractor has signed this Agreement personally and the Company has caused this Agreement to be executed by its duly authorized representative.

SPORTSNUTS.COM                          CONTRACTOR


/s/ Kenneth I. Denos                    /s/ Sharon Clayton
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Kenneth I. Denos                        Sharon Clayton
Executive Vice President and
General Counsel